UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 27, 2018

Diebold Nixdorf, Incorporated

(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio		44720-8077
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (330) 490-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

As previously disclosed, Diebold Nixdorf, Incorporated (the “Company”) has been in discussions with its lenders regarding its future financial flexibility. On August 27, 2018, the Company launched a process to amend its existing credit agreement (the “Proposed Amendment”) to, among other things, provide for an incremental term loan A-1 facility in aggregate principal amount of $650 million (the “Term Loan A-1 Facility”). The Company has received a commitment from two parties to provide $650 million of the Term Loan A-1 Facility. Borrowings under the Term Loan A-1 Facility would be used to fund the purchase of Diebold Nixdorf AG shares held by minority shareholders pursuant to their existing put rights, repay a portion of the Company’s existing term loans and borrowings under its revolving credit facility and provide additional liquidity that may be used for general corporate purposes. The Proposed Amendment would also alter certain of the financial covenants contained in the Company’s existing credit agreement, the proposed terms of which are set forth in the Lender Presentation (as described and defined below) attached hereto as Exhibit 99.1. The Proposed Amendment, including the Term Loan A-1 Facility, remains subject to the satisfaction of certain conditions precedent, including obtaining requisite lender approvals.

In connection with those discussions, the Company entered into confidentiality agreements with certain existing and prospective lenders. Pursuant to the confidentiality agreements, the Company agreed to publicly disclose material non-public information provided thereunder upon the occurrence of certain events or upon the passage of a date certain. Accordingly, the Company is furnishing as Exhibit 99.1 attached hereto a lender presentation (the “Lender Presentation”) that contains certain material non-public information.

The Lender Presentation contains quarterly projections of the Company’s cash balances, free cash flow, net working capital and adjusted EBITDA (the “Projections”). The Company generally does not publicly disclose or make external projections such as the Projections. However, the Lender Presentation was shared pursuant to the confidentiality agreements and remained subject to non-disclosure and confidentiality restrictions until the date hereof. The Projections were not prepared with a view toward public disclosure or general use, but rather were prepared for the internal use of the Company and were provided pursuant to the confidentiality agreements for the limited purpose of providing information in connection with the Company’s discussions about a potential transaction. The estimates and assumptions underlying the Projections and any other prospective financial information or projections contained in the Lender Presentation are inherent to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately. Accordingly, there can be no assurance that the Projections or any other prospective financial information or projections contained in the Lender Presentation will be realized. The Company’s actual results are likely to be different than its projected results, and such differences may be material.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, regardless of any general incorporation language in such filings.

Forward-looking statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Proposed Amendment. Statements can generally be identified as forward looking because they include words such as “believes,” “anticipates,” “expects,” “could,” “should” or words of similar meaning. Statements that describe the Company’s future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may affect the Company’s results include, among others, the Company’s ability to successfully enter into the Proposed Amendment on the terms described in the Lender Presentation or otherwise, including the ability to successfully close the Term Loan A-1 transaction, and other factors included in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2017 and in other documents that the Company files with the SEC. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The Company assumes no obligation to update any forward looking statements, which speak only to the date of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Lender Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2018

DIEBOLD NIXDORF, INCORPORATED

By	/s/ Christopher A. Chapman
Name:	Christopher A. Chapman
Title:	Senior Vice President and Chief Financial Officer